EXHIBIT 10.9

SECOND AMENDMENT TO CHANGE IN CONTROL AGREEMENT

THIS SECOND AMENDMENT TO CHANGE IN CONTROL AGREEMENT (the “Amendment”) is made and entered into as of September 30, 2015, by and between the Federal Home Loan Bank of Des Moines (“FHLBDM”), a federally chartered corporation and successor to Federal Home Loan Bank of Seattle (“FHLBS”), and Glen Simecek (“Executive”).
R E C I T A L S
WHEREAS, FHLBS and the Executive entered into that certain Change in Control Agreement dated March 17, 2014, as amended on May 14, 2015 (the “Agreement”); and
WHEREAS, the Agreement may be amended by a writing signed by FHLBDM and the Executive; and
WHEREAS, FHLBDM and the Executive desire to amend the Agreement.
NOW, THEREFORE, the Agreement is hereby amended as follows:

A G R E E M E N T
Section 1.6 of the Agreement is hereby amended and replaced in its entirety with the following:
1.6.    “Good Reason Termination” shall mean Executive’s voluntary termination of his employment with FHLBDM for one of more of the following reasons:

(a)	the assignment of ongoing duties to Executive that are materially inconsistent with Executive’s position; or
(b)    any material diminution in the Executive’s authority or responsibilities; or

(c)
a material reduction in the Executive’s base salary, bonus opportunity under applicable incentive compensation plans, or retirement plan benefits, unless such reduction is made as part of a nondiscriminatory cost reduction plan applicable to the Company’s total compensation budget; or

(d)	a material change by FHLBDM in the geographic location at which the Executive is required to perform his services; or

(e)	a material diminution in the budget over which the Executive retains authority; or
(f)    a material breach of this agreement by the FHLBDM.

If (i) Executive provides written notice to FHLBDM of the existence of circumstances that would justify a Good Reason Termination within (A) three hundred sixty five (365) days after Executive has knowledge of the circumstances pertaining to any of items (a), (b), or (d), or (B) ninety (90) days after Executive has knowledge of the circumstances pertaining to any of items (c), (e), or (f), which notice shall specifically identify the circumstances that Executive believes justify a Good Reason Termination; (ii) FHLBDM fails to correct the circumstances within thirty (30) days after receiving such notice; and (iii) Executive resigns within fifteen (15) days after the FHLBDM fails to correct such circumstances; then Executive’s termination shall be considered to have been a Good Reason Termination for purposes of this Agreement.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.
FEDERAL HOME LOAN BANK OF DES MOINES
By:
Michael L. Wilson
President

By:
Richard S.Swanson
Chief Executive Officer

EXECUTIVE

Glen Simecek